Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firms” in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 68 to the Registration Statement (Form N-1A, No. 002-88566) of our reports dated February 7, 2013 on the financial statements and financial highlights of Neuberger Berman Balanced Portfolio, Neuberger Berman Guardian Portfolio, Neuberger Berman Growth Portfolio, Neuberger Berman International Portfolio, Neuberger Berman Large Cap Value Portfolio (formerly, Neuberger Berman Partners Portfolio), Neuberger Berman Mid Cap Intrinsic Portfolio (formerly, Neuberger Berman Regency Portfolio), Neuberger Berman Mid Cap Growth Portfolio, Neuberger Berman Short Duration Portfolio, Neuberger Berman Small Cap Growth Portfolio and Neuberger Berman Socially Responsive Portfolio (ten of the series constituting Neuberger Berman Advisers Management Trust) included in the December 31, 2012 Annual Reports to Shareholders of Neuberger Berman Advisers Management Trust.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 29, 2013